UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s December 30, 2015 Annual Meeting of Shareholders, the Company’s shareholders elected all board of directors except one for a one year term. That director will received less than a majority and will serve until a new Director is appointed by the Board. The new director will then serve until ratified at the next meeting of the shareholders.

In addition, the shareholders ratified the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for fiscal 2015 and fiscal 2016 and Reed’s 2015 Incentive and Non-statutory Stock Option Plan. The Company’s shareholders turned down a shareholder proposal entitled “Majority Voting for Directors”.

Of the 13,147,815 shares of common stock outstanding on the record date of October 27, 2015, a total of 11,774,962 shares were voted in person or by proxy, representing 89.55% of the votes entitled to be cast, constituting a majority and therefore more than a quorum of the outstanding shares entitled to vote. Votes were cast as follows:

1.	Election of Directors

		Vote	Votes	Broker
	Vote For	Against	Withheld	Non-Vote
Christopher J. Reed	6,203,454	-	998,158	4,573,350
Judy Holloway Reed	6,062,201	-	1,139,411	4,573,350
Mark Harris	5,812,474	-	1,389,138	4,573,350
Daniel S.J. Muffoletto	2,196,658	-	5,004,954	4,573,350
Michael Fischman	5,524,120	-	1,677,492	4,573,350

2.	Proposal to ratify the selection of Weinberg & Company, P. A. as the Company’s Independent registered public accounting firm for fiscal 2015 and 2016.

		Vote		Broker
	Vote For	Against	Abstentions	Non-Vote
2015	11,507,056	98,888	169,018
2016	11,352,740	247,008	175,214

3.	Reeds 2015 Incentive Stock Incentive Plan

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
5,582,676	660,159	958,777	4,573,350

4.	Shareholder Proposal entitled “Majority elects directors”.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
2,119,023	4,809,275	273,314	4,573,350

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: January 4, 2016	By:	/s/ Daniel Miles
Daniel Miles
Chief Financial Officer